SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
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                                 Form 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) September 30,  1996


                            Response USA, INC.
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             Exact name of registrant as specified in charter


          Delaware                   0-20770                   52-1441922
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(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)           Identification No.)


           11-H Princess Road, Lawrenceville, NJ        08648
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          (Address of principal executive offices)    (Zip code)

 Registrant's telephone number,
 including area code      (609) 896-4500
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     (Former Name or former address, if changed since last report)






Item 5.   Other Events.
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  Response USA, Inc., Effective September 30, 1996,  has suspended  conversion of its 1996 Series A Convertible  Preferred Stock.

  Unusual trading activity in the Company's Common Stock over the past several months, coupled with substantial conversions of the Company's 1996 Preferred Stock, dated June 28, 1996, at conversion prices linked to the market price of the Common Stock, resulted in the Company suspending conversions pending a full review of the matter. The Company intends to take whatever action is required to protect the long-term interests of its stockholders and Preferred Stock-holders, which may include renegotiation of the terms and conditions of the Preferred Stock.





                               SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


                                               RESPONSE USA, INC.
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                                                  (registrant)



Dated: October 23, 1996                    By:/s/RICHARD M. BROOKS
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                                                 Richard M. Brooks
                                                 President